SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: March 3, 2004

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

268 Ellen Street Winnipeg, Manitoba, Canada R3A 1A7

(Address of principal executive offices)

Registrant's telephone number, including area code: (204) 942-7276

__________________Urbanfind, Inc.________________

(Former name or former address, if changed since last report)

Item 4. Changes in Certifying Accountant

1)    On March 3, 2004, Registrant dismissed its principal accountant, Morgan & Company.

i) The reports prepared by Morgan & Company on the financial statements of the Company over the past two years have not contained any adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

ii) The decision to change accountants was approved or recommend by the Board of Directors.

iii)  Over the past two years, and during the interim period through March 3, 2004, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgan & Company, would have cased it to make a reference to the subject matter of the disagreement in connection with its report.

2) On March 3, 2004, Registrant retained Williams & Webster, P.S. as its new principal accountant.

i) Prior to retaining Williams & Webster, P.S., Registrant did not consult Williams & Webster, P.S. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and neither a written report was provided nor oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issues.

ii) Registrant did not contact Williams & Webster, P.S. prior to engaging them on any matter that was either the subject of a disagreement or a reportable event.

3) Registrant has provided Morgan & Company with a copy of the disclosures it is making herein prior to or on the date of filing with the Commissions, and requested Morgan & Company to furnish the Registrant with a letter, addressed to the Commission, stating wither it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter addressed to the Commission from Morgan & Company is attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

March 10, 2004                /s/ Hans Boge

Date                                     Hans Boge, President